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                                                                       EXHIBIT 1


                                    AGREEMENT

         Pursuant to Rule 13d-1(f)(1) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D (or any amendment thereof) need be filed on their behalf with respect to the beneficial ownership of any equity securities of Orange-co, Inc. or any subsequent acquisitions or dispositions of equity securities of Orange-co, Inc. by any of the undersigned.

Date: November 12, 1997


                                  BEN HILL GRIFFIN INVESTMENTS, INC.


                                  By: /s/ Michael J. Aloian
                                     -----------------------------------------
                                     Michael J. Aloian
                                     Vice President



                                     /s/ Ben Hill Griffin III
                                     ----------------------------------------
                                     Ben Hill Griffin III, individually



                                  BEN HILL GRIFFIN, INC.


                                  By: /s/ Ben Hill Griffin III
                                     ----------------------------------------
                                          Ben Hill Griffin III, President